                                                                Exhibit 99(e)(2)
                             THE MUNDER FUNDS, INC.
                       THE MUNDER FRAMLINGTON FUNDS TRUST
                               MUNDER SERIES TRUST

                 AMENDMENT #1 TO COMBINED DISTRIBUTION AGREEMENT

                                 August 12, 2003

     WHEREAS, each of The Munder Funds, Inc. ("MFI"), The Munder Framlington Funds Trust ("MFFT") and Munder Series Trust ("MST") (collectively, "Fund Groups") engages in business as an open-end investment company and is registered with the Securities and Exchange Commission ("SEC") as such under the Investment Company Act of 1940, as amended ("1940 Act");

     WHEREAS, on August 12, 2003, the Boards of MST, MFI and MFFT approved the creation of Class R shares as a new class of shares for certain Funds.

     NOW, THEREFORE, the Combined Distribution Agreement is hereby amended as follows:

     1.   Section 4 is hereby replaced in its entirety with the following:

     Sales Commission and Other Compensation. You shall be entitled to collect a sales commission on the sale of Shares in the amount, if any, set forth in the Prospectus, which amount shall be mutually agreed upon by us. For Shares which are subject to a front-end sales charge, you shall be entitled to collect, as all or part of your commission, the difference, if any, between the net asset value and the public offering price of the Shares (subject to any quantity or other discounts or waivers of commission as set forth in the Prospectus). You may reallow to sub-agents or dealers all or part of such commission, including payments exceeding your total sales commission, as you shall deem advisable so long as any such payments are set forth in the Prospectus to the extent required by all applicable securities laws. For Shares that are subject to a CDSC, upon redemption of such Shares, you shall be entitled to collect the CDSC in the amount and on the terms set forth in the Prospectus. You shall also be entitled to collect any amounts authorized for payment to you or any service organization pursuant to the Combined Distribution Plan. With respect to those Funds and the classes of Shares listed on Appendix B, the amount of the distribution-related fees payable under the Combined Distribution Plan is hereby voluntarily limited as specified in Appendix B, for an initial one-year period from the date of the creation of the Fund and share class identified on such Appendix. The voluntary limitation may be continued from year to year thereafter, subject to approval by the Board of the applicable Fund Group. If Shares sold by you or your appointed sub-agents or dealers are redeemed or repurchased by the Fund (or by you as agent) within seven (7) business days after the confirmation of the original Share purchase, you shall forfeit any amount above the net asset value collected by you or your appointed sub-agent or dealer with respect to such Shares.

     2. Appendix B is hereby replaced in its entirety with the attached Appendix B.

     If the foregoing meets with your approval, please acknowledge your acceptance by signing below, whereupon this shall constitute a binding agreement as of August 12, 2003.

                    The Munder Funds, Inc.
                    The Munder Framlington Funds Trust
                    Munder Series Trust
                    on behalf of the Funds set forth in Appendix A to the Combined Distribution Agreement (as may be amended from time to time)


                    By:     /s/ Stephen J. Shenkenberg
                            ----------------------------
                    Name:   Stephen J. Shenkenberg
                    Title:  Vice President and Secretary

Accepted:
Funds Distributor, Inc.


By:     /s/ William J. Tomko
        --------------------

Name:   /s/ William J. Tomko
        --------------------

Title:  President
        ---------

                                                                 August 12, 2003
                                   Appendix B

The distribution-related and service-related fees payable under the Combined Distribution Plan are limited to the following amounts:

---------------------------------------------------------------------------------------------------------
Fund                                                   Class Y-2 Shares             Class Y-3 Shares
---------------------------------------------------------------------------------------------------------
                                                    Distribution     Service     Distribution     Service
---------------------------------------------------------------------------------------------------------
Munder Institutional Money Market Fund                     0.195%       0.25%           0.445%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Institutional Government Money Market Fund          0.195%       0.25%           0.445%       0.25%
---------------------------------------------------------------------------------------------------------
                                                    Class R Shares
---------------------------------------------------------------------------------------------------------
                                                    Distribution     Service
---------------------------------------------------------------------------------------------------------
Munder Balanced Fund                                        0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Bond Fund                                            0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Cash Investment Fund                                 0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Emerging Markets Fund                                0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Future Technology Fund                               0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Healthcare Fund                                      0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Index 500 Fund                                       0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Intermediate Bond Fund                               0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder International Bond Fund                              0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder International Equity Fund                            0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder International Growth Fund                            0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Large-Cap Value Fund                                 0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Michigan Tax-Free Bond Fund                          0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Micro-Cap Equity Fund                                0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder MidCap Select Fund                                   0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Multi-Season Growth Fund                             0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder NetNet Fund                                          0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Power Plus Fund                                      0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Real Estate Equity Investment Fund                   0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Small-Cap Value Fund                                 0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Small Company Growth Fund                            0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Tax-Free Bond Fund                                   0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Tax-Free Money Market Fund                           0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder Tax-Free Short & Intermediate Bond Fund              0.25%       0.25%
---------------------------------------------------------------------------------------------------------
Munder U.S. Government Income Fund                          0.25%       0.25%
---------------------------------------------------------------------------------------------------------

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